SUBADVISORY AGREEMENT
BETWEEN
ABSOLUTE INVESTMENT ADVISERS LLC
AND
ST. JAMES INVESTMENT COMPANY, LLC

Appendix A

Series of the Trust:

Absolute Strategies Fund

IN WITNESS WHEREOF, the parties hereto have caused this Revised Appendix A to be duly executed all as of February 1, 2018.

ABSOLUTE INVESTMENT ADVISERS LLC

/s/ Jay Compson
Name: Jay Compson Title: Principal and Portfolio Manager

ST. JAMES INVESTMENT COMPANY, LLC

/s/ Robert Mark
Name: Robert Mark Title: Principal and Portfolio Manager

SUBADVISORY AGREEMENT
BETWEEN
ABSOLUTE INVESTMENT ADVISERS LLC
AND
ST. JAMES INVESTMENT COMPANY, LLC

Appendix B

Series:  Absolute Strategies Fund

Strategy	Fees	Effective Date
Concentrated Equity	0.50%	December 3, 2010

Fee calculated as a percentage of the annual average daily net Allocated Assets.

IN WITNESS WHEREOF, the parties hereto have caused this Revised Appendix B to be duly executed all as of February 1, 2018.

ABSOLUTE INVESTMENT ADVISERS LLC

/s/ Jay Compson
Name: Jay Compson Title: Principal and Portfolio Manager

ST. JAMES INVESTMENT COMPANY, LLC

/s/ Robert Mark
Name: Robert Mark Title: Principal and Portfolio Manager